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                                                                     EXHIBIT 5.2

                                                                212-859-8000
November 21, 1995                                           (FAX:  212-859-4000)

The Rouse Company
10275 Little Patuxent Parkway
Columbia, Maryland  21044-3456

Rouse Capital
c/o The Rouse Company
10275 Little Patuxent Parkway
Columbia, Maryland 21044-3456

Ladies and Gentlemen:

          We are acting as special counsel to The Rouse Company, a Maryland corporation (the "Company"), and Rouse Capital, a Delaware statutory business trust, in connection with the preparation of a Registration Statement on Form S-3 (File Nos. 33-63279 and 33-63279-01) under the Securities Act of 1933, as amended (the "Securities Act") (together with any amendments thereto, and any registration statement that may be filed pursuant to Rule 462(b) promulgated under the Securities Act, the "Registration Statement") with respect to (i) the Guarantee (the "Guarantee") to be issued by the Company to The First National Bank of Chicago, as trustee for the benefit of the holders of the __% Cumulative Quarterly Income Preferred Securities of Rouse Capital, and registered under the Registration Statement (the "Guarantee"), and (ii) the Company's __% Junior Subordinated Debentures due 2025 registered under the Registration Statement (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures are to be issued to Rouse Capital under an Indenture (the "Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Trustee").

          We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant
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The Rouse Company                                        November 21, 1995


to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and others.

          Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that:

          1. The Guarantee has been duly authorized by the Company and when executed and delivered by the Company will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws now or hereafter in effect affecting creditors' rights generally, and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether considered in a proceeding in equity or at law.

          2. The Junior Subordinated Debentures have been duly authorized by the Company and when executed and issued by the Company, assuming due execution and delivery of the Indenture by the Company, due authorization, execution and delivery of the Indenture by the Trustee and due authentication of the Junior Subordinated Debentures by the Trustee, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws now or hereafter in effect affecting creditors' rights generally, and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether considered in a proceeding in equity or at law.

          This opinion is expressly limited to the laws of the State of New York. Insofar as our opinion involves the laws of the State of Maryland, we have relied with your consent solely on the opinion of Bruce I. Rothschild, Esq., General Counsel of the Company, addressed to us of even date herewith, a copy of which is attached hereto. To the extent that such opinion contains conditions and limitations, we are incorporating such conditions and limitations herein.



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The Rouse Company                                        November 21, 1995


          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Validity of Securities" in the Prospectus forming a part of the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.



                               Very truly yours,

                        FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                        By:  /s/ Timothy E. Peterson
                           -------------------------
                              Timothy E. Peterson